FIRST AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        First Amendment, dated as of December 14, 2006 (the “Amendment”), to the Amended and Restated Employment Agreement, dated as of July 27, 2006 (the “Agreement”), among TierOne Corporation and Gilbert J. Lundstrom (the “Executive”).

WITNESSETH

        WHEREAS, pursuant to Section 26 of the Agreement, the parties to the Agreement desire to modify the Agreement;

        NOW THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1.       Section 9(b)(ix). Section 9(b)(ix) of the Agreement is hereby deleted in its entirety.

        2.       Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

        3.       Governing Law. This Amendment shall be governed by and construed in accordance with the laws the State of Nebraska, except to the extent that federal law controls.

        4.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

TIERONE CORPORATION
Attest:
/s/ Judith A. Klinkman	By: /s/ James A. Laphen
Name: Judith A. Klinkman	Name: James A. Laphen
Title: Assistant Secretary	Title: President and Chief Operating
Officer
Attest:
/s/ Judith A. Klinkman	/s/ Gilbert G. Lundstrom
Name: Judith A. Klinkman	Name: Gilbert G. Lundstrom, Executive
Title: Assistant Secretary